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                                                                   EXHIBIT 23.1

                        Independent Accountants Consent

The Board of Directors
Applied Science & Technology, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP
Boston, Massachusetts
October 22, 1999